EXHIBIT 99.1

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors

Blue Coat Systems, Inc.

We have audited the accompanying consolidated balance sheet of Ositis Software, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity (net capital deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ositis Software, Inc. at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

January 15, 2004

Walnut Creek, California

OSITIS SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	October 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$326	$353
Accounts receivable, net of allowance for doubtful accounts and sales returns of $27,000 and $49,000 at October 31, 2003 and December 31, 2002, respectively	596	261
Inventories	60	66
Prepaid expenses & other current assets	50	88

Total current assets	1,032	768
Property and equipment, net	137	254
Deposits and other assets	10	5

Total assets	$1,179	$1,027

LIABILITIES AND SHAREHOLDERS’ EQUITY (NET CAPITAL DEFICIENCY)
Current Liabilities:
Accounts payable	$639	$605
Accrued payroll and related benefits	285	200
Accrued royalties	230	200
Other accrued expenses	190	201
Deferred revenue	1,034	821
Current portion of capital lease obligations	42	60
Current portion of long-term debt	105	105

Total current liabilities	2,525	2,192
Capital lease obligations, less current portion	28	61
Long-term debt, less current portion	305	398
Notes payable to founders	625	525

Total liabilities	3,483	3,176

Commitments

Shareholder’s equity (net capital deficiency):
Common stock: $0.001 par value
Authorized: 40,000,000 shares at October 31, 2003 and December 31, 2002
Issued and outstanding: 20,007,335 and 20,007,125 shares at October 31, 2003 and December 31, 2002, respectively	12	12
Additional paid-in capital	203	199
Accumulated deficit	(2,519)	(2,360)

Total shareholders’ equity (net capital deficiency)	(2,304)	(2,149)

Total liabilities and shareholders’ equity (net capital deficiency)	$1,179	$1,027

See accompanying notes.

OSITIS SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)
Net sales:
Products	$3,991	$4,109	$4,837
Services	265	45	45

Total net sales	4,256	4,154	4,882
Cost of goods sold	1,525	1,385	1,616

Gross profit	2,731	2,769	3,266
Operating expenses:
Research and development	1,050	1,074	1,288
Sales and marketing	1,393	2,212	2,454
General and administrative	379	658	733

Total operating expenses	2,822	3,944	4,475

Operating income (loss)	(91)	(1,175)	(1,209)
Interest income (expense), net	(70)	(58)	(73)
Other income (expense)	(2)	55	43

Net loss before income taxes	(163)	(1,178)	(1,239)
Provision for income taxes (benefit)	(4)	6	5

Net loss	$(159)	$(1,184)	$(1,244)

Basic and diluted net loss per common share	$(0.01)	$(0.06)	$(0.06)

Shares used in computing basic and diluted net loss per common share	20,007,157	20,006,694	20,006,766

See accompanying notes.

OSITIS SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (NET CAPITAL DEFICIENCY)

(amounts in thousands, except share and per share amounts)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Net Capital Deficiency)
	Shares	Amount
Balances at December 31, 2001	20,005,500	$11	$106	$(1,116)	$(999)
Issuance of common stock upon exercise of options	1,625	1	—	—	1
Fair value of warrants issued to non-employees	—	—	93	—	93
Net loss and comprehensive loss	—	—	—	(1,244)	(1,244)

Balances at December 31, 2002	20,007,125	12	199	(2,360)	(2,149)
Issuance of common stock upon exercise of options (unaudited)	210	—	—	—	—
Fair value of warrants issued to non-employees (unaudited)	—	—	4	—	4
Net loss and comprehensive loss (unaudited)	—	—	—	(159)	(159)

Balances at October 31, 2003 (unaudited)	20,007,335	$12	$203	$(2,519)	$(2,304)

See accompanying notes.

OSITIS SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)
Operating Activities
Net loss	$(159)	$(1,184)	$(1,244)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	154	227	276
Amortization expense	—	37	37
Warrants issued to nonemployees	4	—	93

Changes in operating assets and liabilities:
Accounts receivable	(335)	(70)	(89)
Other receivable	—	324	324
Inventories	6	10	7
Prepaid expenses and other assets	33	108	128
Deferred revenue	213	(219)	(248)
Accounts payable	34	377	272
Accrued liabilities	104	183	181

Net cash provided by (used in) operating activities	54	(207)	(263)

Investing Activities
Purchases of property and equipment	(37)	(22)	(27)

Net cash provided by investing activities	(37)	(22)	(27)

Financing Activities
Proceeds from issuance of common stock	—	1	1
Principal payments on long-term debt	(93)	(86)	(103)
Principal payments on capital lease obligations	(51)	(42)	(49)
Proceeds from issuance of long-term debt	—	—	100
Proceeds from issuance of notes payable to founders	100	—	100

Net cash provided by financing activities	(44)	(127)	49

Net decrease in cash and cash equivalents	(27)	(356)	(241)
Cash and cash equivalents at beginning of period	353	594	594

Cash and cash equivalents at end of period	$326	$238	$353

Supplemental Disclosures
Cash paid for interest	$26	$29	$34

Supplemental Schedule of Noncash Investing and Financing Activities
Equipment purchased through capital lease obligations	$—	$51	$51

See accompanying notes.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

1. Organization and Summary of Significant Accounting Policies

Organization

Ositis Software, Inc. (the “Company” or “Ositis”), a California Corporation, is a developer of Web security and Internet access technologies. The Company offers software and appliance solutions that provide customers with a complete system to safeguard and connect networked devices. Ositis’ products include WinProxy, an Internet sharing solution, eShield, an appliance that includes anti-spam, anitivirus and Web filtering on one platform, and Access Now VBN for visitor-based network connectivity.

On November 14, 2003, Blue Coat Systems, Inc. (“Blue Coat”) acquired all of the outstanding common stock of the Company in a stock and cash purchase transaction. Total purchase consideration was approximately $8,637,000, consisting of $1,076,000 in cash, approximately 400,000 shares of Blue Coat common stock valued at $6,833,000, approximately $685,000 in estimated direct transaction costs, and Ositis warrants assumed by Blue Coat valued at approximately $43,000.

Principles of Consolidation

The consolidated financial statements include the Company’s accounts and those of its wholly-owned subsidiaries, Ositis Software Riga and Ositis Europe BVBA. All significant intercompany balances and transactions have been eliminated.

Foreign Currency Translation

The U.S. dollar is the functional currency of the Company and its subsidiaries. The monetary balance sheet accounts (e.g., cash, accounts payable and accrued liabilities) of the Company’s foreign subsidiaries are translated into U.S. dollars at the period end exchange rate. The nonmonetary balance sheet accounts of the Company’s foreign subsidiaries (i.e., fixed assets, prepaid expenses and equity) are translated into U.S. dollars using the historical exchange rate. Revenues and expenses are translated at the average exchange rate prevailing during the period. Foreign currency translation adjustments for the year ended December 31, 2002 were not significant and, therefore, are included in “other expense” in the accompanying consolidated statements of operations.

Interim Financial Information

The consolidated financial information as of October 31, 2003 and for the ten month periods ended October 31, 2003 and 2002 is unaudited, but includes, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of its financial position at such date and its operating results and cash flows for those periods. Operating results for the ten month period ended October 31, 2003 are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. The Company’s critical accounting estimates include (i) establishment of accounts receivable allowances, (ii) valuation of inventories, (iii) useful life assignments and impairment evaluations associated with long-lived assets, (iv) revenue recognition, (v) valuation of the Company’s common stock and stock-based awards, (vi) establishment of valuation allowances associated with deferred tax assets and (vii) evaluation of contingent liabilities.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2002, the Company’s cash equivalents consisted primarily of money market mutual funds with an aggregate cost and fair market value of approximately $15,000.

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” the Company has classified all investments as available-for-sale at the time of purchase, and it reevaluates such designation at each balance sheet date. Cash equivalents are stated at their fair market values, which were determined based on quoted market prices. Unrealized gains and losses on available-for-sale securities are recognized as a component of other comprehensive income (loss). There were no unrealized gains or losses on available-for-sale securities at December 31, 2002. Realized gains and losses on available-for-sale securities are determined based on the specific identification of the cost of securities sold. Accretion of discounts and amortization of premiums on investments are included in interest income.

Credit Risk and Customer Concentration

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained primarily with domestic financial institutions with a high credit standing. The Company performs periodic evaluations of the credit standing of these institutions and, to date, has not experienced any losses on its cash and cash equivalents.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral or other credit enhancements. An allowance for doubtful accounts is maintained by the Company based on historical credit loss experience and management’s best estimate of future credit losses. During the year ended December 31, 2002, no customer accounted for more than 10% of the Company’s net sales.

Inventories

Inventories are stated at the lower of cost (which is determined on a first-in, first-out basis) or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets ranging from two to five years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

The Company accounts for software developed or obtained for internal use, including Web site development costs, in accordance with Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” SOP 98-1 requires the capitalization of certain costs related to internal use software once certain criteria have been met. Internal use software development costs consist of internal and external costs incurred to purchase and implement internal use software and make significant enhancements to such software. Capitalized software and Web site costs are amortized to expense over the estimated useful life of the software or Web site.

Revenue Recognition

The Company’s revenue is derived from two sources, the sale of its software products and the sale of its appliance products. The Company sells such products to distributors, resellers and end-users. Shipping and handling costs incurred in relation to the sale of the Company’s products are expensed at the time of sale and are reflected in cost of goods sold in the accompanying consolidated statements of operations.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

For software sales, the Company recognizes revenue in accordance with SOP 97-2, “Software Revenue Recognition,” as amended. The Company provides its customers with a six month subscription to certain third party software for no additional charge. The Company allows its customers to extend this service after the six month period upon payment of an additional license fee. As the third party services are included in the price of the original license fee, the Company defers all revenue related to the up front license fee and recognizes the total license amount ratably over the six month subscription term. Should the Company’s customers (at the end of the six month term) elect to renew the third party services, all revenue related to the renewal is deferred and recognized ratably over the twelve month term of the service renewal. Revenue related to these third party service renewals are recognized gross as the Company is the primary obligor and maintains the risk of loss on each transaction, including credit risk, in accordance with FASB Emerging Issues Task Force (“EITF”) Issue No. 99-19 “Reporting Revenue Gross as a Principle versus Net as an Agent.” The related royalties paid to the third party providers are recognized over the same period as the related revenues and are included in cost of goods sold.

The Company recognizes product revenue upon shipment, assuming that evidence of an arrangement between the customer and the Company exists, the fee to the customer is fixed or determinable and collectability of the sales price is probable, unless the Company has future obligations for installation or must obtain customer acceptance, in which case revenue is deferred until the obligations are met or acceptance is obtained. An allowance is maintained, based on historical return rates, from distributors for product returns due to version changes in the Company’s software. Maintenance contract revenue is initially deferred and recognized ratably over the life of the contract.

Probability of collection is assessed on a customer-by-customer basis. The Company’s customers are subjected to a credit review process that evaluates the customers’ financial position and ability to pay for our products and services.

Research and Development Costs

The Company’s products are highly technical in nature and require significant research and development effort. Research and development costs are charged to expense as incurred in accordance with SFAS No. 2, “Accounting for Research and Development Costs.”

SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s software development process, technological feasibility is established upon the completion of a working model. Products and enhancements have generally reached technological feasibility shortly before the general availability of such products and enhancements, and the Company did not capitalize any software development costs during the year ended December 31, 2002. Amortization of software development costs totaled $37,000 during the year ended December 31, 2002 and was charged to cost of goods sold in the accompanying consolidated statements of operations. As of December 31, 2002 all capitalized software development costs had been fully amortized.

Advertising costs

Advertising costs are charged to sales and marketing expense as incurred. For the year ended December 31, 2002, advertising costs were $74,000.

Stock-Based Compensation

The Company accounts for stock-based awards to (i) employees using the intrinsic value method and (ii) nonemployees using the fair value method.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

Under the intrinsic value method, when the exercise price of the Company’s employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The following table illustrates the pro forma effect on net loss had the Company applied the fair value method to account for stock-based awards to employees (in thousands):

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)

Net loss, as reported	$(159)	$(1,184)	$(1,244)
Stock-based employee compensation expense included in the determination of net loss, as reported	—	—	—
Stock-based employee compensation expense that would have been included in the the determination of net loss if the fair value method had been applied to all awards	(96)	(230)	(358)

Pro forma net loss	$(255)	$(1,414)	$(1,602)

The weighted-average grant date fair value of stock-based awards to employees with an exercise price equal to the deemed fair value of the underlying common stock on the date of grant was $0.48 per share during the year ended December 31, 2002. Such weighted-average grant date fair value was estimated using the Black-Scholes option valuation model and the assumptions listed in Note 8 under the caption “Pro Forma Stock-Based Compensation Information.”

Per Share Amounts

Basic net loss per common share and diluted net loss per common share are presented in conformity with SFAS No. 128, “Earnings Per Share,” for all periods presented.

Basic per share amounts are computed by using the weighted average number of shares of common stock, less the weighted average number of common shares subject to repurchase, outstanding during the period. Diluted per share amounts are determined in the same manner as basic per share amounts, except that the number of weighted average common shares used in the computations includes dilutive common shares subject to repurchase and is increased assuming the (i) exercise of dilutive stock options and warrants using the treasury stock method and (ii) conversion of dilutive convertible instruments. However, diluted net loss per share is the same as basic net loss per share in the periods presented in the accompanying consolidated statements of operations because loss from operations is the “control number” in determining whether potential common shares are included in the calculation. Consequently, the impact of (i) including common shares subject to repurchase, (ii) the assumed exercise of outstanding stock options and warrants and (iii) the assumed conversion of convertible instruments were not dilutive to loss from operations. The total number of shares excluded from the calculation of diluted net loss per common share was approximately 128,000 and 9,000 for the ten month periods ended October 31, 2003 and the year ended December 31, 2002, respectively (none for the ten month period ended October 31, 2002).

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

The following table presents the calculation of weighted average common shares used in the computations of basic and diluted per share amounts presented in the accompanying consolidated statements of operations:

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)

Weighted-average shares of common stock outstanding	20,007,157	20,006,694	20,006,766
Less: Weighted average shares of common stock subject to repurchase	—	—	—

Weighted average common shares used in computing basic and diluted net loss per share	20,007,157	20,006,694	20,006,766

Income Taxes

The Company uses the liability method to account for income taxes as required by the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Guarantees

From time to time, the Company enters into certain types of contracts that contingently require it to indemnify various parties against claims from third parties. These contracts primarily relate to: (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises, (ii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, (iii) contracts under which the Company may be required to indemnify customers against third-party claims that a Company product infringes a patent, copyright or other intellectual property right and (iv) procurement or license agreements under which the Company may be required to indemnify licensors or vendors for certain claims that may be brought against them arising from the Company’s acts or omissions with respect to the supplied products or technology.

Generally, a maximum obligation under these contracts is not explicitly stated. Because the obligated amounts associated with these types of agreements are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been required to make payments under these obligations, and the Company currently believes that no significant obligations exist (Note 12). Therefore, no liability has been recorded for these obligations in the accompanying consolidated balance sheets.

Segment Reporting

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. The Company operates in one reportable segment, using one measure of profitability for its business. The chief operating decision maker makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements. The Company has sales that originate in geographic areas outside the United States. However, substantially all of the Company’s long-lived assets are maintained in the United States.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

Recent Accounting Pronouncements

On July 31, 2003, the FASB’s EITF reached a consensus on Issue No. 03-5, “Applicability of AICPA Statement of Position 97-2, “Software Revenue Recognition,” to Non-Software Deliverables in an Arrangement Containing More-Than Incidental Software.” EITF Issue No. 03-5 discusses that software deliverables are within the scope of SOP 97-2, as are non-software deliverables for which the related software is essential to the functionality of the non-software deliverables. EITF Issue No. 03-5 is effective for fiscal periods beginning after August 2003. The Company does not expect the adoption of EITF Issue No. 03-5 to have a material impact on its financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 applies to any business enterprise that has a controlling interest, contractual relationship or other business relationship with a variable interest entity (“VIE”) and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. FIN 46 was effective immediately for enterprises with VIEs created after January 31, 2003, and will be effective March 31, 2004 for enterprises with VIEs created before February 1, 2003. The Company believes it has no investments in, or contractual or other business relationships with, VIEs. Therefore, the adoption of FIN 46 had no effect on its consolidated financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for an entity that voluntarily changes to the fair-value method of accounting for stock-based employee compensation. In addition, Statement 148 requires more prominent disclosure of the effects of an entity’s accounting policy decisions with respect to stock-based employee compensation on reported results of operations, including per share amounts, in annual and interim financial statements. The disclosure provisions of SFAS No. 148 were effective immediately upon issuance in December 2002. The Company has adopted such disclosure provisions, but it has no immediate plans to adopt the fair value method of accounting for stock-based employee compensation.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year end. The disclosure requirements of FIN 45 were effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 during the year ended December 31, 2002, and it did not have a material impact on the Company’s consolidated financial position or results of operations.

In November 2002, the FASB’s EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 were effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, and the Company’s adoption of EITF Issue No. 00-21 had no impact on its consolidated financial position or results of operations.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

2. Inventories

Inventories consist of the following (in thousands):

	October 31, 2003	December 31, 2002
	(Unaudited)

Raw materials	$38	$28
Finished goods	22	38

Total	$60	$66

3. Property and Equipment

Property and equipment consists of the following (in thousands):

	October 31, 2003	December 31, 2002
	(Unaudited)

Computer equipment and software	$752	$736
Furniture and fixtures	119	114
Leasehold improvements	94	86
Automobiles	24	22

Total	989	958

Less Accumulated depreciation and amortization	(852)	(704)

Property and equipment, net	$137	$254

Capitalized costs and related accumulated amortization of equipment purchased through capital lease obligations (Note 4) were $191,000 and $122,000, respectively, at December 31, 2002. Amortization is calculated on a straight-line basis over the estimated useful lives of the related equipment and included with depreciation expense in general and administrative expense in the accompanying consolidated statement of operations.

4. Leasing Arrangements

The Company leases its facilities and certain property and equipment under leasing arrangements that have been accounted for as capital lease obligations or operating leases in the accompanying consolidated financial statements, depending upon the terms of such arrangements. Certain of the Company’s operating leases contain renewal options and periodic rent increases based on the general rate of inflation.

In September 2000, the Company entered into a leasing arrangement (the “2000 Leasing Arrangement”) with a lending institution to finance equipment purchases of approximately $140,000. Borrowings under the 2000 Leasing Arrangement bear interest at an imputed rate of 9.9% per annum and are collateralized by the equipment purchased. Payments of principal and interest are due monthly under the 2000 Leasing Arrangement over a period of 60 months from the date of borrowing.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

In March 2002, the Company entered into a leasing arrangement (the “2002 Leasing Arrangement”) with a vendor to finance equipment purchases of approximately $51,000. Borrowings under the 2002 Leasing Arrangement bear interest at an imputed rate of 5.9% per annum and are collateralized by the equipment purchased. Payments of principal and interest are due monthly under the 2002 Leasing Arrangement over a period of 24 months from the date of borrowing.

As of December 31, 2002, future minimum lease payments under operating and capital leases having noncancelable terms in excess of one year are as follows (in thousands):

Year ending December 31:	Operating Leases	Capital Leases
2003	$257	$68
2004	267	42
2005	263	24
2006	49	—
2007	5	—

Total minimum lease payments	$841	134

Less amount representing interest		(13)

Present value of future payments		121
Less current portion of capital lease obligations		(60)

Capital lease obligations, less current portion		$61

Rent expense under operating leases was $307,000 for the year ended December 31, 2002.

5. Long–Term Debt

In October 2001, the Company issued a promissory note to a lending institution in exchange for cash of $525,000, which the Company used for working capital purposes. Borrowings under the promissory note bear interest at a rate of 6.25% per annum and are collateralized by substantially all of the Company’s assets and personal guarantees and certain assets of the founding shareholders. Payments of principal and interest are due monthly under the promissory note over a period of 60 months from the date of borrowing. As of December 31, 2002, the outstanding principal balance of this note was approximately $403,000.

In December 1999, the Company obtained a revolving bank line of credit for $50,000, which can be used for either letter of credit or working capital purposes. In March 2000, the Company obtained an increase in the line of credit to $100,000. Borrowings under the line of credit bear interest at the bank’s reference rate plus 3.625% and are collateralized by the personal guarantees and certain assets of the founding shareholders. As of December 31, 2002, the outstanding principal balance under the line of credit was $100,000.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

As of December 31, 2002, future principal payments under the Company’s credit facilities are due as follows (in thousands):

Year Ending December 31:
2003	$105
2004	105
2005	105
2006	88

Total future principal payments on long-term debt	403
Less current portion of long-term debt	(105)

Long-term debt, less current portion	$298

6. Notes Payable to Founders

In December 2000, the founders of the Company agreed to provide the Company with an aggregate of $425,000 in exchange for promissory notes that bear interest at a rate of 8.9% per annum and become due in December 2003. The Company utilized the proceeds from such notes payable for working capital purposes.

In December 2002, the founders of the Company agreed to provide the Company with an additional $100,000 in exchange for promissory notes that bear interest at a rate of 5% per annum and become due in December 2005. The Company utilized the proceeds from such notes payable for working capital purposes.

In May 2003, the founders of the Company agreed to provide the Company with an additional $100,000 in exchange for promissory notes that bear interest at a rate of 5% per annum and become due in May 2006. The Company utilized the proceeds from such notes payable for working capital purposes.

7. Distributions to Founders

Through December 31, 2002, the Company made cash distributions to its founding shareholders of $1,604,000 (none during the year ended December 31, 2002). A portion of these distributions was used by the founding shareholders to pay federal and state income taxes.

8. Shareholder’s Equity

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are not entitled to receive dividends unless declared by the Board of Directors.

In November 2003, the Company repurchased 7,335 shares of its common stock for cash of $7,283. The holders of such common stock obtained the shares through the exercise of stock options in previous periods.

Stock Option Plan

In June 2000, the Company’s Board of Directors adopted the 2000 Stock Option/Stock Issuance Plan (the “Plan”). As of October 31, 2003 and December 31, 2002, 5,000,000 and 2,000,000 shares, respectively, were reserved for issuance under the Plan.

The Plan provides for issuance of incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also employees). NSOs may be granted to employees, consultants, independent contractors and advisors.

Under the terms of the Plan, the exercise price for each ISO must be at least 100% of the fair market value on the date of grant. The exercise price for each NSO must be at least 85% of the fair market value on the date of grant. The exercise price for each ISO and NSO must be at least 110% of the fair market value on the date of grant for persons

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

with greater than 10% of the voting power of all classes of stock. Options generally have a life of 10 years; however, options issued to persons with greater than 10% of the voting power of all classes of stock expire five years after the date of grant. Vesting periods are determined by the Board of Directors and generally provide for vesting of 25% at the end of the first twelve months of continuous service with the remainder vesting ratably each month thereafter over the next 36 month period.

A summary of stock option activity under the Plan is as follows:

		Outstanding Options
	Shares Available for Future Grant	Number of Shares	Weighted- Average Exercise Price Per Share
Balance at December 31, 2001	624,305	1,373,195	$1.10
Options granted	(764,355)	764,355	0.79
Options exercised	—	(1,625)	1.00
Options cancelled	347,838	(347,838)	0.92

Balance at December 31, 2002	207,788	1,788,087	$1.00

The following table summarizes information about stock options outstanding as of December 31, 2002:

Exercise Price Per Share	Number of Shares	Weighted- Average Remaining Contractual Life (Years)
$1.00	893,155	7.4
$1.30	10,000	7.9
$1.45	315,000	8.3
$0.75	569,932	9.6

	1,788,087	8.3

As of December 31, 2002, stock options to purchase approximately 1,072,000 shares were exercisable with a weighted-average exercise price of $1.04 per share.

Warrants

A summary of outstanding common stock warrants as of December 31, 2002 is as follows:

Number of shares	Exercise Price	Expiration Date
39,501	$1.45	7/31/2008
125,000	$0.01	12/5/2009

164,501

In December 2002, the Company issued a warrant exercisable into 125,000 shares of common stock to an outside party for services to be provided to the Company. The warrant was fully vested, nonforfeitable and immediately exercisable into common stock at a per share exercise price of $0.01. The warrant expires in December 2009. The Company estimated the fair value of this warrant to be approximately $93,000 using the Black-Scholes option

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

valuation model and the following assumptions: volatility – 80%; dividend yield – 0%; expected life – 7 years; and risk-free interest rate – 3%. The entire amount was charged to general and administrative expense during the year ended December 31, 2002.

In January 2003 the Company issued a warrant exercisable into 4,892 shares of common stock to an outside party for services provided to the Company during the year ended December 31, 2002. The warrant was fully vested, nonforfeitable and immediately exercisable into common stock at a per share exercise price of $0.01. The warrant expires in January 2006. The Company estimated the fair value of this warrant to be approximately $4,000 using the Black-Scholes option valuation model and the following assumptions: volatility – 80%; dividend yield – 0%; expected life – 3 years; and risk-free rate – 2.5%. The entire amount was charged to general and administrative expense and recorded in accrued liabilities during the year ended December 31, 2002 as a measurement date had been reached prior to December 31, 2002.

In March 2003, the Company issued a warrant exercisable into 750 shares of common stock to a consultant. The warrant was fully vested, nonforfeitable and immediately exercisable into common stock at a per share exercise price of $0.01. The warrant expires in March, 2006. The estimated fair value of this warrant was determined by the Company to be immaterial for financial reporting purposes.

In March 2003, the Company issued a warrant exercisable into 7,500 shares of common stock to a distributor (“the Holder”) at a per share exercise price of $0.75. The warrant vests 25% upon the Holder’s payment to the Company of $200,000 for its products and 25% thereafter upon each successive $200,000 payment to the Company for its products. If the Holder purchases in excess of $1,000,000 of the Company’s products before expiration of the warrant, the Company will be required to issue a second warrant to the Holder to purchase an additional 10,000 shares of common stock with a per share exercise price of $0.75. The original warrant expires in March 2006. The estimated fair value of this warrant was determined by the Company to be immaterial for financial reporting purposes.

Pro Forma Stock-Based Compensation Information

Pro forma information regarding the Company’s results of operations (Note 1) is determined as if the Company had accounted for its employee stock options using the fair value method and such pro forma stock-based compensation is amortized to pro forma results of operations using a graded vesting method. Under the fair value method, the fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model.

The Company uses the intrinsic value method in accounting for its employee stock options because, as discussed below, the alternative fair value method of accounting requires the use of option valuation models that were not developed for use in valuing employee stock options. Under the intrinsic value method, when the exercise price of the Company’s employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because (i) the Company’s employee stock options have characteristics significantly different from those of traded options and (ii) changes in the subjective input assumptions can materially affect the fair value estimates, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s employee stock options.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

The fair value of the Company’s stock-based awards to employees was estimated using the following weighted-average assumptions:

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)

Risk Free Interest Rate	4.25%	4.25%	4.25%
Expected Life	4 years	4 years	4 years
Expected Dividend Yield	0%	0%	0%
Expected Volatility	80%	80%	80%

Reserved Shares

At December 31, 2002, the Company had reserved shares of common stock for future issuance as follows:

Stock options under the Plan:
Stock options outstanding	1,788,087
Stock options available for grant	207,788
Common stock warrants	164,501

2,160,376

9. Defined Contribution Benefit Plan

The Company sponsors a defined contribution benefit plan under Section 401(k) of the Internal Revenue Code, which covers substantially all United States employees. Eligible employees may contribute pre-tax amounts to the plan via payroll withholdings, subject to certain limitations. The Company did not match contributions by plan participants during the year ended December 31, 2002.

10. Income Taxes

The provision for income taxes of $5,000 for the year ended December 31, 2002 is composed entirely of foreign corporate income taxes.

A reconciliation of the income tax provision to the amount computed by applying the statutory federal income tax rate to net loss before income taxes is summarized as follows for the year ended December 31, 2002 (in thousands):

Provision for income taxes at statutory rate	$(421)
Future benefits not currently recognized	421
Others	5

Provision for income taxes	$5

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets are as follows as of December 31, 2002 (in thousands):

Deferred tax assets:
Net operating loss carryforwards	$466
Deferred revenue	324
Tax credits	137
Other accruals/reserves	121
Property and Equipment	35

Total deferred tax assets	1,083
Valuation allowance	(1,083)

Net deferred tax assets	$—

Management believes that, based on the current year’s losses and other factors, the weight of available evidence indicates that it is more likely than not that the Company will not be able to realize its deferred tax assets and thus a full valuation allowance has been recorded at December 31, 2002. The valuation allowance increased by $510,000 during the year ended December 31, 2002.

As of December 31, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,164,000 which will expire beginning in 2022, if not utilized. The Company also had net operating loss carryforwards for state income tax purposes of approximately $1,199,000, which expire beginning in 2011, if not utilized. The Company also had federal and California research and other tax credit carryforwards of approximately $161,000, which will expire beginning in 2021, if not utilized.

Utilization of the Company’s net operating loss and tax credit carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitations could result in the expiration of the net operating loss carryforwards before utilization.

The Company has made no provision for U.S. income taxes on approximately $48,000 of cumulative undistributed earnings of certain foreign subsidiaries because it is the Company’s intention to permanently reinvest such earnings. If such earnings were distributed, the Company would accrue additional taxes of approximately $16,000.

OSITIS SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEN MONTH PERIODS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2002

11. Geographic Information

Sales are attributed to geographic areas based on the location of the customers. The following is a summary of net sales by geographic area (in thousands):

	Ten Month Period Ended October 31,		Year Ended December 31, 2002
	2003	2002
	(Unaudited)

North America	$2,385	$2,888	$3,418
Europe	1,328	374	1,033
Other	543	892	431

Total	$4,256	$4,154	$4,882

12. Litigation

In September 2003, the Company received a letter from a patent holder (the “Patent Holder”), which stated that the Patent Holder’s understanding of the Company’s eShield appliance product leads it to believe that a license to the technology covered by one of the Patent Holder’s patents would be of interest to the Company. In addition, the Company received a letter dated October 14, 2003 from a partner (the “Partner”) that licenses certain of the Company’s technology informing the Company of a similar letter from the Patent Holder. The letter from the Partner stated that the agreement between the Partner and the Company dated December 18, 2002 requires the Company to indemnify the Partner for claims of infringement, violation or misappropriation. The Company has contacted the Partner to coordinate efforts between the two companies and respond to the Patent Holder. The Company is not aware of any filed litigation regarding the potential patent infringement claim. Executive management of the Company believes that the eShield appliance product does not violate any patents. However, should the Company decide that it would be in the best interest of the Company and the Patent Holder to enter into a license agreement, the Company believes that the agreement can be negotiated on reasonable commercial terms. The potential costs associated with such an agreement would increase the Company’s costs but not to a degree that would materially affect its results of operations.

In October 2003, the Company entered into a Settlement Agreement and Mutual General Release with Trend Micro, Inc. (“Trend”) in full settlement of a dispute between the Company and Trend concerning amounts owed by the Company to Trend under a terminated license agreement. The Settlement Agreement and Mutual General Release required a payment of $150,000 to Trend within five business days after the closing of the acquisition of the Company by Blue Coat Systems, Inc. (Note 1)

The Company is involved in certain other legal matters arising in the ordinary course of business, none of which are anticipated to have a material adverse impact on the Company’s consolidated financial position, results of operations, or cash flows.